Exhibit 5.1

O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036	T: +1 212 326-2000 F: +1 212 326-2061 omm.com

June 22, 2023

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

Re: Registration on Form S-1 and Form S-4 (File No. 333-272403)

Ladies and Gentlemen:

We have acted as special counsel to Surf Air Mobility Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 and Form S-4 (File No. 333-272403) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 5, 2023 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including a primary prospectus and a resale prospectus filed with the Registration Statement (collectively, the “Prospectuses”). The Registration Statement relates to the registration of (i) the issuance by the Company of 38,135,330 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the primary prospectus in connection with the Southern Acquisition (as defined in the Registration Statement) pursuant to the Acquisition Agreement, dated as of March 17, 2021, by and between the Company, Surf Air Global Limited (“SAG”), Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (as amended, the “Southern Acquisition Agreement”) and the Internal Reorganization (as defined in the Registration Statement) pursuant to the Agreement and Plan of Merger, dated as of June 21, 2023, by and among SAG, the Company and SAGL Merger Sub Limited (the “Internal Reorganization Agreement”) and (ii) the resale, from time to time in one or more offerings, of up to 18,801,560 shares (the “Resale Shares”) of the Common Stock by the stockholders named in the resale prospectus, including 4,750,837 shares of Common Stock in respect of warrants (“Warrant Shares”) issuable to holders of SAG warrants (the “Warrants”) and 2,300,000 shares of Common Stock (the “GEM Shares”) by GEM Global Yield LLC SCS (“GEM”) pursuant to the Second Amended and Restated Share Purchase Agreement, dated as of February 8, 2023, among SAG, GEM and GEM Yield Bahamas Limited. (“GEM Bahamas”) (as amended, the “Share Subscription Facility”) and Share Purchase Agreement, dated as of June 16, 2023, by and among SAG, GEM and GEM Bahamas (the “Share Purchase Agreement” and the Resale Shares excluding the Warrant Shares and the GEM Shares, the “Other Resale Shares”), in each case, in the manner described in the Registration Statement.

In connection with the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC
Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In connection with the opinions expressed herein, we have also assumed that, at or prior to the issuance and delivery of any of the Shares or Resale Shares: (i) the Registration Statement has become effective under the Act and such effectiveness has not been terminated or rescinded, (ii) the amended and restated certificate of incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware (the “Amended and Restated Certificate”), (iii) the bylaws in the form most recently filed as an exhibit to the Registration Statement has become effective, (iv) upon issuance of the Shares and the Resale Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Amended and Restated Certificate of Incorporation, (v) each of the Southern Acquisition and the Internal Reorganization and the transactions contemplated by such transactions will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (vi) the Warrants, which are governed by the laws of the British Virgin Islands, constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (vii) there has not occurred any change in law or further action by the Company’s board of directors, in any case affecting the validity of the Shares or the Resale Shares or the enforceability of the Warrants, the Share Subscription Facility and the Share Purchase Agreement. We have also assumed that the issuance and delivery of the Shares and the Resale Shares or the compliance with the Southern Acquisition Agreement, the Internal Reorganization Agreement, the Warrants, the Share Subscription Agreement and the Share Purchase Agreement will not violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

(1) the Shares, upon the issuance, delivery and payment therefor in accordance with the terms of the Southern Acquisition Agreement and the Internal Reorganization Agreement and in the manner contemplated by the Registration Statement, the GEM Shares, upon the issuance, delivery and payment therefor in accordance with the terms of the Share Subscription Facility or the Share Purchase Agreement, as applicable, and in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement, and the Other Resale Shares will have been duly authorized by all necessary corporate action on the part of the Company, and the Shares and the Resale Shares will be validly issued, fully paid and non-assessable;

(2) upon the exercise of the Warrants, when the Warrant Shares are issued and delivered by the Company against payment therefor in accordance with the terms of the Warrants and in an amount not less than the par value per thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectuses contained therein, other than as expressly stated herein with respect to the Shares and the Resale Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to O’Melveny & Myers LLP under the heading “Legal Matters” in the Prospectuses constituting part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP